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                       LIST OF SIGNIFICANT SUBSIDIARIES
                           OF CSS INDUSTRIES, INC.





     Name of Subsidiary                                State of Incorporation
     ------------------                                ----------------------

     The Paper Magic Group, Inc.                       Pennsylvania

     Rapidforms, Inc.                                  New Jersey

     Berwick Industries, Inc.                          Florida

     Cleo Inc.                                         Tennessee

     Phila Industries, Inc. f/k/a
        Specialty Investment Corp.                     Delaware